Exhibit 99.1

SUBSCRIPTION AGREEMENT

Sunchip Technology, Inc.

2501 East Aragon Blvd, Unit 1

Sunrise, FL  33313

A.	Instructions.

Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the “Closing”) will be held on up to 180 days from the effective date of the S-1 Registration or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company for up to an additional 90 days). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.	Communications.

All documents and check should be forwarded to:

SUNCHIP TECHNOLOGY, INC.

2501 East Aragon Blvd, Unit 1

Sunrise, FL  33313

Attention: Ilyssa Suarez

SUBSCRIPTIONS ARE SOLD IN $500 INCREMENTS ONLY.

THE PURCHASE OF SHARES OF SUNCHIP TECHNOLOGY, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF DIAMOND LANE, INC’S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

Sunchip Technology, Inc.

Subscription Agreement

SUNCHIP TECHNOLOGY, INC.

2501 East Aragon Blvd, Unit 1

Sunrise, FL  33313

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation’s Effective Final Prospectus filed on Form S-1/A and dated on ____________, 2013.

SUBSCRIPTIONS ARE SOLD IN $500 INCREMENTS ONLY.

Total Number of Shares to be Acquired:            _________________________

Amount to be Paid (price of $0.001 per Share):    _________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ________ of

__________, 201__.

Name: (PRINT) as it should appear on the Certificate: _____________________________________________

Address:_______________________________________________________________________________

                _______________________________________________________________________________

If Joint Ownership, check one (all parties must sign above):

☐ Joint Tenants with Right of Survivorship

☐ Tenants in Common

☐ Community Property

If Fiduciary or a Business or an Organization, check one:

☐ Trust

☐ Estate

☐ Power of Attorney

Name and Type of Business Organization: ______________________________________________________

Identification Authentication REQUIRED!:

Below is my (circle one) Social Security # - Passport# - Drivers License# - Tax ID# - Other __________________

#______________________________________________

Signature:______________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of SUNCHIP TECHNOLOGY, INC.

this _______ day of __________ , 201__.

By:  ___________________________________

Ilyssa Suarez, President

Sunchip Technology, Inc.

Subscription Agreement